Exhibit n.1

VIRTUS FUNDS

AMENDED AND RESTATED

PLAN PURSUANT TO RULE 18f-3

under the

INVESTMENT COMPANY ACT OF 1940

INTRODUCTION

The Purpose of this Plan is to specify the attributes of the classes of shares of the funds of Virtus Funds including the expense allocations, conversion features and exchange features of each class, as required by Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”). The Virtus Funds are comprised of several trusts (each a “Trust” and collectively the “Trusts”) which in turn are comprised of a number of funds (each a “Fund” and collectively the “Funds”) offering various classes of shares, all of which are listed on the attached Schedule A. In general, shares of each class will have the same rights and obligations except for one or more expense variables (which will result in different yields, dividends and net asset values for the different classes), certain related voting and other rights, exchange privileges, conversion rights and class designation.

GENERAL FEATURES OF THE CLASSES

Shares of each class of a Fund of the Trusts shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall bear any class expenses; (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class; and (d) each class may have different exchange and/or conversion features.

ALLOCATION OF INCOME AND EXPENSES

i.	General.

The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, as defined below) of each Fund shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Fund.

ii.	Class Expenses.

Expenses attributable to a particular class (“Class Expenses”) shall be limited to Rule 12b-1, shareholder servicing fees, sub-transfer agency fees, certain transfer agency fees and such other expenses as designated by the Trusts’ Treasurer, subject to Board approval and/or ratification. Class Expenses shall be allocated to the class for which they are incurred.

In the event that a particular Class Expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Fund expense and in the event a Fund expense becomes allocable as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and Board approval or ratification.

The initial determination of expenses that will be allocated as Class Expenses and any subsequent changes thereto as set forth in this Plan shall be reviewed by the Board of Trustees and approved by such Board and by a majority of the Trustees who are not “interested persons” of the Funds, as defined in the 1940 Act (“Independent Trustees”).

DESIGNATION OF THE CLASSES AND SPECIFIC FEATURES

Types of classes of each of the Funds may include: “Class A”, “Class C”, “Class C1”, “Class I”, “Class P”, “Class R6”, “Administrative Class” and “Institutional Class”. To the extent that more than one class is offered by a Fund, each class of such Fund has a different arrangement for shareholder services or distribution or both, as follows:

CLASS A

Class A shares are offered at net asset value plus an initial sales charge as set forth in the then current prospectuses of a Fund. The initial sales charge may be waived or reduced on certain types of purchases as set forth in the Fund’s then current prospectus. In certain cases, Class A shares are also offered subject to a contingent deferred sales charge (subject to certain reductions or eliminations of the sales charge as described in the applicable prospectus). Class A shares of a Fund are also subject to a Rule 12b-1 fee as described in the Fund’s prospectus and statement of additional information. Class A shares do not have an automatic conversion feature.

CLASS C

Class C shares of a Fund are offered at net asset value without the imposition of an initial sales charge but may be subject to a contingent deferred sales charge. Class C shares are also subject to a Rule 12b-1 fee as described in the Fund’s prospectus and statement of additional information. Prior to January 1, 2019, Class C shares did not have an automatic conversion feature. From January 1, 2019, to February 28, 2021, Class C shares generally automatically converted to Class A shares of a Fund, without a sales charge, at the relative net asset values of each of such classes, in the month following the month that was ten years from the acquisition of the Class C shares (or earlier as disclosed in the Fund’s prospectus). Effective March 1, 2021, Class C shares generally will automatically convert to Class A shares of a Fund, without a sales charge, at the relative net asset values of each of such classes, in the month following the month that is eight years from the acquisition of the Class C shares (or earlier as disclosed in the Fund’s prospectus). For investors invested in Class C shares through a financial intermediary (including a retirement plan recordkeeper), it is the responsibility of the financial intermediary to ensure that the investor is credited with the proper holding period for the shares, to ensure that the investors’ shares are converted once the holding period has expired, and to determine the specific timing of the conversion within the parameters described herein. Therefore, the automatic conversion of Class C shares to Class A shares shall not apply to shares held through any intermediary that does not track the length of time that an investor has held such shares or any intermediary for whom carrying out the conversions is impracticable due to systems or other operational limitations. The conversion of Class C shares to Class A shares is subject to the continuing availability of an opinion of counsel or a ruling from the Internal Revenue Service to the effect that the conversion of shares does not constitute a taxable event under U.S. federal income tax law.

CLASS C1

Class C1 shares of a Fund are offered at net asset value without the imposition of an initial sales charge but may be subject to a contingent deferred sales charge. Class C1 shares are also subject to a Rule 12b-1 fee as described in the Fund’s prospectus and statement of additional information. Prior to January 1, 2019, Class C1 shares did not have an automatic conversion feature. From January 1, 2019, to February 28, 2021, Class C1 shares generally automatically converted to Class A shares of a Fund, without a sales charge, at the relative net asset values of each of such classes, in the month following the month that was ten years from the acquisition of the C1 shares (or earlier as disclosed in the Fund’s prospectus). Effective March 1, 2021, Class C1 shares generally will automatically convert to Class A shares of a Fund, without a sales charge, at the relative net asset values of each of such classes, in the month following the month that is eight years from the acquisition of the Class C1 shares (or earlier as disclosed in the Fund’s prospectus). For investors invested in Class C1 shares through a financial intermediary (including a retirement plan recordkeeper), it is the responsibility of the financial intermediary to ensure that the investor is credited with the proper holding period for the shares, to ensure that the investors’ shares are converted once the holding period has expired, and to determine the specific timing of the conversion within the parameters described herein. Therefore, the automatic conversion of Class C1 shares to Class A shares shall not apply to shares held through any intermediary that does not track the length of time that an investor has held such shares or any intermediary for whom carrying out the conversions is impracticable due to systems or other operational limitations. The conversion of Class C1 shares to Class A shares is subject to the continuing availability of an opinion of counsel or a ruling from the Internal Revenue Service to the effect that the conversion of shares does not constitute a taxable event under U.S. federal income tax law.

CLASS I

Class I shares of a Fund are offered at net asset value without the imposition of any sales charge, Rule 12b-1 or shareholder servicing fees. Class I shares do not have an automatic conversion feature.

CLASS P

Class P shares of a Fund are offered at net asset value without the imposition of any sales charge, Rule 12b-1 or shareholder servicing fees. Class P shares do not have an automatic conversion feature.

CLASS R6

Class R6 shares of a Fund are offered at net asset value without the imposition of any sales charge, Rule 12b-1 fees, shareholder servicing fees or intermediary sub-transfer agency fees. Class R6 shares do not have an automatic conversion feature.

ADMINISTRATIVE CLASS SHARES

Administrative Class shares of a Fund are offered at net asset value without the imposition of any sales charge but are subject to a Rule 12b-1 fee and/or shareholder servicing fee as described in the Fund’s prospectus and statement of additional information. Administrative Class shares do not have an automatic conversion feature.

INSTITUTIONAL CLASS SHARES

Institutional Class shares of a Fund are offered at net asset value without the imposition of any sales charge, Rule 12b-1 or shareholder servicing fees. Institutional Class shares do not have an automatic conversion feature.

VOTING RIGHTS

Each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement. Each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

EXCHANGE PRIVILEGES

Shareholders of a class may exchange their shares for shares of another Fund in accordance with Section 11(a) of the 1940 Act, the rules thereunder and the requirements of the applicable prospectuses as follows: Each class of shares of a Fund may be exchanged for the corresponding class of shares of another Fund. Shareholders of Class C1 shares of Virtus Multi-Sector Short Term Bond Fund may exchange shares of such class for Class C shares in any other Virtus Fund for which exchange privileges are available, at the relative net asset values of the respective shares to be exchanged and with no sales charge, provided the shares to be acquired in the exchange are, as may be necessary, qualified for sale in the shareholder’s state of residence and subject to the applicable requirements, if any, as to minimum amount. Shareholders of one class of shares of a Fund may exchange such shares for shares of another class in the same Fund having lower fixed expenses, at the relative net asset values of the respective shares to be exchanged and with no sales charge, provided that: (a) the shares to be acquired in the exchange are, as may be necessary, qualified for sale in the shareholder’s state of residence; and (b) such exchange is permitted by the disclosure documents of the Fund.

BOARD REVIEW

The Board of Trustees shall review this Plan as frequently as it deems necessary. Prior to any material amendments(s) to this Plan (including any proposed amendments to the method of allocating Class Expenses and/or Fund expenses), the Board of Trustees, including a majority of the Independent Trustees, must find that the Plan is in the best interests of each class of shares of the affected Fund(s) individually and the affected Fund(s) as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board of Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted: August 2, 2021

SCHEDULE A

(as of August 2, 2021)

	Class A	Class C	Class I	Class P	Class R6	Administrative Class	Institutional Class

Virtus Alternative Solutions Trust
Virtus Duff & Phelps Select MLP and Energy Fund	X	X	X
Virtus KAR Long/Short Equity Fund	X	X	X		X

Virtus Asset Trust
Virtus Ceredex Large Cap Value Equity Fund	X	X	X		X
Virtus Ceredex Mid-Cap Value Equity Fund	X	X	X		X
Virtus Ceredex Small Cap Value Equity Fund	X	X	X		X
Virtus Seix Core Bond Fund	X		X		X
Virtus Seix Corporate Bond Fund	X	X	X		X
Virtus Seix Floating Rate High Income Fund	X	X	X		X
Virtus Seix High Grade Municipal Bond Fund	X		X
Virtus Seix High Income Fund	X		X		X
Virtus Seix High Yield Fund	X		X		X
Virtus Seix Investment Grade Tax-Exempt Bond Fund	X		X
Virtus Seix Short-Term Bond Fund	X	X	X
Virtus Seix Short-Term Municipal Bond Fund	X		X
Virtus Seix Total Return Bond Fund	X		X		X
Virtus Seix U.S. Government Securities Ultra-Short Bond Fund	X		X		X
Virtus Seix U.S. Mortgage Fund	X	X	X
Virtus Seix Ultra-Short Bond Fund	X		X
Virtus SGA International Growth Fund	X		X		X
Virtus Silvant Large-Cap Growth Stock Fund	X		X		X
Virtus Silvant Small-Cap Growth Stock Fund	X		X
Virtus Zevenbergen Innovative Growth Stock Fund	X		X		X

Virtus Equity Trust
Virtus KAR Capital Growth Fund	X	X	X		X
Virtus KAR Equity Income Fund	X	X	X		X
Virtus KAR Global Quality Dividend Fund	X	X	X		X

	Class A	Class C	Class I	Class P	Class R6	Administrative Class	Institutional Class
Virtus KAR Mid-Cap Core Fund	X	X	X		X
Virtus KAR Mid-Cap Growth Fund	X	X	X		X
Virtus KAR Small-Cap Core Fund	X	X	X		X
Virtus KAR Small-Cap Growth Fund	X	X	X		X
Virtus KAR Small-Cap Value Fund	X	X	X		X
Virtus KAR Small-Mid Cap Core Fund	X	X	X		X
Virtus KAR Small-Mid Cap Growth Fund	X	X	X		X
Virtus KAR Small-Mid Cap Value Fund	X	X	X		X
Virtus SGA Emerging Markets Growth Fund	X	X	X		X
Virtus SGA Global Growth Fund	X	X	X		X
Virtus SGA New Leaders Growth Fund	X	X	X		X
Virtus Tactical Allocation Fund	X	X	X		X

Virtus Investment Trust
Virtus NFJ Dividend Value Fund	X	X		X	X	X	X
Virtus AllianzGI Emerging Markets Opportunities Fund	X	X		X	X		X
Virtus AllianzGI Focused Growth Fund	X	X		X	X	X	X
Virtus AllianzGI Global Small-Cap Fund	X	X		X			X
Virtus AllianzGI Health Sciences Fund	X	X		X			X
Virtus AllianzGI Income & Growth Fund	X	X		X			X
Virtus NFJ International Value Fund	X	X		X	X	X	X
Virtus NFJ Large-Cap Value Fund	X	X		X		X	X
Virtus AllianzGI Mid-Cap Growth Fund	X	X		X		X	X
Virtus NFJ Mid-Cap Value Fund	X	X		X	X	X	X
Virtus AllianzGI Small-Cap Fund	X	X		X	X		X
Virtus NFJ Small-Cap Value Fund	X	X		X	X	X	X
Virtus AllianzGI Technology Fund	X	X		X		X	X

Virtus Strategy Trust
Virtus AllianzGI Convertible Fund	X	X		X		X	X
Virtus AllianzGI Core Plus Bond Fund				X	X		X
Virtus AllianzGI Emerging Markets Consumer Fund	X						X
Virtus NFJ Emerging Markets Value Fund	X	X		X			X
Virtus AllianzGI Global Allocation Fund	X	X		X	X	X	X
Virtus AllianzGI Global Dynamic Allocation Fund	X	X		X	X	X	X
Virtus AllianzGI Global Sustainability Fund	X			X			X
Virtus AllianzGI High Yield Bond Fund	X	X		X		X	X
Virtus AllianzGI International Small-Cap Fund	X	X		X	X		X

	Class A	Class C	Class I	Class P	Class R6	Administrative Class	Institutional Class
Virtus AllianzGI Preferred Securities and Income Fund				X	X		X
Virtus AllianzGI Short Duration High Income Fund	X	X		X	X		X
Virtus AllianzGI Water Fund	X	X		X			X

Virtus Opportunities Trust
Virtus Duff & Phelps Global Infrastructure Fund	X	X	X		X
Virtus Duff & Phelps Global Real Estate Securities Fund	X	X	X		X
Virtus Duff & Phelps International Real Estate Securities Fund	X	X	X
Virtus Duff & Phelps Real Asset Fund	X	X	X
Virtus Duff & Phelps Real Estate Securities Fund	X	X	X		X
Virtus FORT Trend Fund	X	X	X		X
Virtus KAR Developing Markets Fund	X	X	X		X
Virtus KAR Emerging Markets Small-Cap Fund	X	X	X		X
Virtus KAR International Small-Cap Fund	X	X	X		X
Virtus KAR International Small-Mid Cap Fund	X	X	X		X
Virtus Newfleet Core Plus Bond Fund	X	X	X		X
Virtus Newfleet High Yield Fund	X	X	X		X
Virtus Newfleet Low Duration Core Plus Bond Fund	X	X	X		X
Virtus Newfleet Multi-Sector Intermediate Bond Fund	X	X	X		X
Virtus Newfleet Multi-Sector Short Term Bond Fund[1]	X	X	X		X
Virtus Newfleet Senior Floating Rate Fund	X	X	X		X
Virtus Newfleet Tax-Exempt Bond Fund	X	X	X
Virtus Vontobel Emerging Markets Opportunities Fund	X	X	X		X
Virtus Vontobel Foreign Opportunities Fund	X	X	X		X
Virtus Vontobel Global Opportunities Fund	X	X	X		X
Virtus Vontobel Greater European Opportunities Fund	X	X	X

1 Virtus Multi-Sector Short Term Bond Fund also offers Class C1 shares.